Exhibit 1.1
EXECUTION VERSION
Las Vegas Sands Corp.
10% Series A Cumulative Perpetual Preferred Stock (Liquidation Preference $100 per preferred share)
and Warrants to Purchase Approximately 86,605,173 Shares of Common Stock
and
181,818,182 Shares of Common Stock

Underwriting Agreement
November 10, 2008
Goldman, Sachs & Co.,
   As representative of the several Underwriters
   named in Schedule I hereto,
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Ladies and Gentlemen:
     Las Vegas Sands Corp., a Nevada corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 5,196,300 shares of 10% Series A preferred stock, liquidation preference $100 per share (the “Series A Preferred Stock”), 5,196,300 warrants (the “Warrants”) to purchase an aggregate of approximately 86,605,173 shares of common stock, par value $0.001 per share (the “Common Stock” and, together with the Series A Preferred Stock, the “Stock”) of the Company, and an aggregate of 181,818,182 shares of Common Stock (the “Common Shares”) of the Company. The Series A Preferred Stock and the Warrants are being sold as units (the “Units”) that are immediately separable and will be issued separately. The terms of the Series A Preferred Stock shall be set forth in the Certificate of Designations of Preferred Stock for such series (the “Certificate of Designations”) of the Company. The Warrants are to be issued pursuant to a Warrant Agreement (the “Warrant Agreement”) to be dated the First Time of Delivery (as defined below) between the Company and U.S. Bank National Association, as warrant agent (the “Warrant Agent”). Shares of the Common Stock issuable upon exercise of the Warrants are collectively referred to herein as the “Warrant Shares.” The Units and the Common Shares are collectively referred to herein as the “Firm Securities.” In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to 18,181,818 additional shares of Common Stock upon the terms and conditions set forth below (the “Optional Securities”). The Firm Securities and the Optional Securities are collectively referred to herein as the “Securities.”

1

     1. The Company represents and warrants to, and agrees with, each of the Underwriters that:
     (a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-155100) in respect of the Securities and the Common Stock issuable upon exercise of the Warrants has been filed with the United States Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or to the Company’s knowledge after reasonable investigation threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including the Basic Prospectus and any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding any Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement was deemed effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus (consisting of the Basic Prospectus and the Final Prospectus Supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein by reference, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);
     (b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;
     (c) For the purposes of this Agreement, the “Applicable Time” is 10:00 p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information set forth in Schedule III hereto, taken together (collectively, the “Pricing Disclosure Package”)), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;
     (d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions that have been corrected in a subsequent filing that has been incorporated by reference in the Pricing Prospectus or the Prospectus or that have been made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

     (e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading, and as to the Prospectus, as of the applicable filing date thereof and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;
     (f) Subsequent to the respective dates as to which information is given in the Registration Statement and the Pricing Prospectus, except as set forth in the Pricing Prospectus, neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or any increase in the long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in or affecting the general affairs, management, business, properties, prospects or condition (financial or other), stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus (any such change or event, a “Material Adverse Effect”);
     (g) The Company and its subsidiaries have good and marketable title in fee simple to all material real property and good and marketable title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are described in the Pricing Prospectus or are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;
     (h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus and has been duly qualified to do business as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse

Effect; and each of Las Vegas Sands, LLC, Venetian Casino Resort, LLC, Interface Group-Nevada, Inc., Palazzo Condo Tower, LLC, Sands Pennsylvania, Inc., Sands Bethworks Gaming, LLC, Venetian Venture Development, LLC, Venetian Venture Development Intermediate I, Venetian Venture Development Intermediate II, Venetian Venture Development Intermediate Limited, Venetian Macau Limited, Venetian Cotai Limited, Venetian Orient Limited, Cotai Waterjets (Macau) Limited, Cotai Waterjets (HK) Limited, CotaiJet Holdings (II) Limited and Marina Bay Sands Pte. Ltd. (collectively, the “Material Subsidiaries”), each of which is a subsidiary of the Company, has been duly incorporated or organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be; and each of the subsidiaries of the Company, other than the Material Subsidiaries, has been duly incorporated or organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, except where the failure to be in good standing would not have a Material Adverse Effect;
     (i) The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Pricing Prospectus and the Prospectus; and all of the issued shares of capital stock or other ownership interests, as the case may be, of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except as otherwise set forth in the Pricing Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;
     (j) The Common Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Common Shares contained in the Pricing Prospectus and the Prospectus;
     (k) The Series A Preferred Stock to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Series A Preferred Stock contained in the Pricing Prospectus and the Prospectus;
     (l) Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;
     (m) Upon filing of the Certificate of Designations, the issuance and sale of the Securities and the compliance by the Company with this Agreement and the Warrant Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) the provisions of the Certificate of Incorporation or By-laws of the Company or (iii) assuming the accuracy of the representations and warranties and compliance with the covenants contained herein by the Underwriters, any statute applicable to the Company or any order, rule or regulation applicable to the Company of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties except, in the case of clauses (i) and (iii), for such conflicts, breaches, violations or defaults as would not have a Material Adverse Effect; and, assuming the accuracy of the representations and warranties and compliance with the covenants contained herein by the Underwriters, the filing of the Certificate of Designations, and compliance by the Company with its obligations under Section 10 of the Warrant Agreement, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required by the Company or its subsidiaries for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Warrant Agreement, except filings related to the transactions contemplated hereby on Schedule 13D or 13G, Form 4 and Form 8-K with the Commission and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or foreign securities laws, as applicable, in connection with the purchase and distribution of the Securities by the Underwriters and such consents, approvals, authorizations, orders, registrations and qualifications that have been obtained and are in full force and effect as of the date hereof;
     (n) Neither the Company nor any of its subsidiaries is (i) in violation of its Certificate of Incorporation or By-laws or limited liability company agreement, as applicable, or (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (ii) as would not have a Material Adverse Effect
     (o) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock,” “Description of Series A Cumulative Perpetual Preferred Stock” and “Description of Warrants” insofar as they purport to constitute a summary of the terms of the Stock, and under the caption “Certain U.S. Federal Income Tax Considerations”, as set forth in the Pricing Prospectus and the Prospectus, and “Business-Regulation and Licensing,” incorporated by reference into the Pricing Prospectus from the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;
     (p) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which now have or could reasonably be expected in the future to have a Material Adverse Effect and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

     (q) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);
     (r) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;
     (s) PricewaterhouseCoopers LLP, which has audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder;
     (t) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act. Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto. The Company is not aware of any material weaknesses in its internal control over financial reporting;
     (u) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;
     (v) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

     (w) This Agreement has been duly authorized, executed and delivered by the Company;
     (x) The Certificate of Designations has been duly adopted by the Company’s Board of Directors in compliance with its Certificate of Incorporation and By-laws;
     (y) The Warrant Agreement has been duly authorized and, when executed and delivered by the Company and the Warrant Agent, constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Warrant Agreement will conform to the description in the Pricing Prospectus and the Prospectus;
     (z) The Warrants to be issued and sold by the Company to the Underwriters in accordance with the terms of the Warrant Agreement have been duly authorized and validly authorized and, when issued and delivered against payment therefor as provided in the Warrant Agreement, will be duly and validly issued and the issuance of such Warrants will not be subject to any preemptive or similar rights and will conform in all material respects to the description of the Warrants contained in the Pricing Prospectus and the Prospectus;
     (aa) The Warrant Shares initially issuable upon exercise of the Warrants have been duly authorized and validly authorized and reserved for issuance upon exercise of the Warrants and, when issued and delivered upon exercise of the Warrants against payment of the Exercise Price (as defined in the Warrant Agreement), will have been duly and validly issued and fully paid and non-assessable, and the issuance of such Warrant Shares will not be subject to any preemptive or similar rights, and will conform in all material respects to the description of the Warrant Shares contained in the Pricing Prospectus and the Prospectus;
     (bb) The consolidated historical financial statements, together with related schedules and notes, set forth or incorporated by reference in the Pricing Prospectus fairly present in all material respects the consolidated financial position of the Company at the respective dates indicated and the results of its operations and its cash flows for the respective periods indicated, in accordance with U.S. generally accepted accounting principles consistently applied throughout such periods (except as otherwise disclosed therein). Except as otherwise disclosed in the Pricing Prospectus or the Prospectus, the historical other financial information and data included or incorporated by reference in the Pricing Prospectus and the Prospectus are, in all material respects, prepared on a basis consistent with such financial statements and the books and records of the Company;
     (cc) Each of the Company and its subsidiaries has complied in all respects with all laws, regulations and orders applicable to it or its businesses including, without limitation, all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Commission thereunder, the laws of the State of Nevada, various regulations of the Nevada Gaming Commission and the general laws, specific gaming laws, various regulations and licensing and regulatory control of the Macau government and Gaming Inspection and Coordination Department, the Pennsylvania Gaming Control Board and the government of the State of Pennsylvania, and the Casino Regulatory Authority of Singapore and the Singapore government, in each case, other than as would not have a Material Adverse Effect, or as otherwise described in the Pricing Prospectus;
     (dd) Except as would not, individually or in the aggregate, have a Material Adverse Effect or as otherwise described in the Pricing Prospectus, (i) each of the Company and its subsidiaries has all certificates, consents, exemptions, orders, permits, licenses, authorizations or other approvals (each, an “Authorization”) of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or required to engage in the business currently conducted by it in the manner described in the Pricing Prospectus; (ii) all such Authorizations are valid and in full force and effect; and (iii) each of the Company and its subsidiaries is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto;
     (ee) Each of the Company and its subsidiaries owns or possesses or has the right to use the licenses, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the “Intellectual Property”) presently employed by it in connection with, and material to, individually or in the aggregate, its operations, except where the failure to own, possess or have the right to use would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries have received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing which, individually or in the aggregate, has, or would reasonably be expected to result in, a Material Adverse Effect. To the knowledge of the Company and its subsidiaries, the use of such Intellectual Property in connection with the business and operations of the Company and its subsidiaries as described in the Pricing Prospectus does not infringe on the rights of any person, except as would not, individually or in the aggregate, result in a Material Adverse Effect;
     (ff) All income tax returns required to be filed by the Company and its subsidiaries in all jurisdictions have been timely and duly filed, other than those filings being contested in good faith, except where the failure to so file any such returns could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Pricing Prospectus, there are no income tax returns of the Company or its subsidiaries that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which the Company or its subsidiaries has received notice), where the findings of such audit could reasonably be expected to result in a Material Adverse Effect. All material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities, have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest;
     (gg) Except as disclosed in the Pricing Prospectus, including, without limitation under the caption in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 entitled “Risk Factors—Risks Related to Our Business—Our insurance coverage may not be adequate to cover all possible losses that our properties could suffer. In addition our insurance costs may increase and we may not be able to obtain the same insurance coverage in the future,” each of the Company and its subsidiaries maintains insurance covering its properties, operations, personnel and businesses which insures against such losses and risks as are adequate in accordance with the Company’s reasonable business judgment to protect the Company, its subsidiaries and their businesses. Except as disclosed in the Pricing Prospectus, including, without limitation under the caption entitled “Risk Factors—Risks Related to Our Business—Our insurance coverage may not be adequate to cover all possible losses that our properties could suffer. In addition our insurance costs may increase and we may not be able to obtain the same insurance coverage in the future,” all such insurance is outstanding and duly in force in all material respects on the date hereof and will be outstanding and duly in force in all material respects at the Time of Delivery;
     (hh) Except as disclosed in the Pricing Prospectus, there are no material business relationships or related party transactions which would be required to be disclosed therein by Item 404 of Regulation S-K of the Commission and such business relationship or related party transaction described therein is a fair and accurate description in all material respects of the relationships and transactions so described;
     (ii) Each of the Company and its subsidiaries is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), except for any non-compliance which would not have a Material Adverse Effect; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability, except such as would not have a Material Adverse Effect; each of the Company and its subsidiaries has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), in each case, except as would not have a Material Adverse Effect; and each “pension plan” for which the Company or any of its subsidiaries would have any liability, except as would not have a Material Adverse Effect, that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except, in each case, as would not have a Material Adverse Effect;
     (jj) There is, except as set forth in the Pricing Prospectus, (i) no material unfair labor practice complaint pending against the Company or any of its subsidiaries or, to the best knowledge of each of the Company and its subsidiaries threatened against it, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries, or, to the best knowledge of each of the Company and its subsidiaries, threatened against it, (ii) no material strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries nor, to the best knowledge of each of the Company and its subsidiaries, threatened against it and (iii) to the best knowledge of each of the Company and its subsidiaries, no union representation question existing with respect to the employees of the Company or any of its subsidiaries, and, to the best knowledge of each of the Company and its subsidiaries, no union organizing activities are taking place, except, in each case of clauses (i), (ii) or (iii), as would not have a Material Adverse Effect;

     (kk) Each of the Company and its subsidiaries has reviewed the effect of Environmental Laws (as defined below) and the disposal of hazardous or toxic substances, wastes, pollutants and contaminants on the business, assets, operations and properties of the Company and its subsidiaries, as applicable, and identified and evaluated associated costs and liabilities (including, without limitation, any material capital and operating expenditures required for clean-up, closure of properties and compliance with environmental, safety or similar laws or regulations applicable to it or its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), all permits, licenses and approvals, all related constraints on operating activities and all potential liabilities to third parties). On the basis of such reviews, each of the Company and its subsidiaries has reasonably concluded that such associated costs and liabilities would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has violated any Environmental Laws, lacks any permit, license or other approval required of it under applicable Environmental Laws or is violating any term or condition of such permit, license or approval, in each case, which could reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect;
     (ll) Neither the Company nor any of its subsidiaries or to any of their knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries (i) has used any corporate funds during the last five years for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, except, in each case, such as would not, individually or in the aggregate, have a Material Adverse Effect;
     (mm) Except as described in the Pricing Prospectus, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened, except as would not, individually or in the aggregate, have a Material Adverse Effect;
     (nn) Other than as contemplated by or described in this Agreement and the Pricing Prospectus, there is no broker, finder or other party that is entitled to receive from the Company or any of its subsidiaries any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement; and
     (oo) Each certificate signed by any officer of the Company and delivered to the Underwriter or counsel to the Underwriter pursuant to this Agreement shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

     2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company (i) with respect to the Units, at a purchase price per unit of $97.00 and (ii) with respect to the Common Shares, at a purchase price per share of $5.28, the number of such Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Securities by a fraction, the numerator of which is the maximum number of Optional Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Securities that all of the Underwriters are entitled to purchase hereunder.
          The Company hereby grants to the Underwriters the right to purchase at their election up to 18,181,818 Optional Securities at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number such Securities, provided that the purchase price per Optional Security shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Securities but not payable on the Optional Securities. Any such election to purchase Optional Securities may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten New York Business Days after the date of such notice. As used in this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
     3. Upon authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Prospectus.
     4. (a) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer in Federal (same day) funds, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 (the “Closing Location”). The time and date of such delivery and payment, with respect to the Firm Securities, shall be 9:30 a.m., New York City time, on November 14, 2008, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing and, with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by the Underwriters in the written notice given by the Underwriters of the Underwriters’ election to purchase Optional Securities, or such other time and date as the Underwriters and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date is herein called a “Time of Delivery.”
     (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(p) hereof, will be delivered at the Closing Location, and the Securities will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.
     5. The Company agrees with each of the Underwriters:
     (a) To prepare the Prospectus in a form approved by you (such approval not to be unreasonably delayed) and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

     (b) If on or after the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;
     (c) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be reasonably necessary to complete the distribution of the Securities; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction where it is not then so subject;
     (d) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as they may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities, and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
     (e) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

     (f) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell contract to sell or otherwise dispose of, except as provided hereunder any securities of the Company that are substantially similar to the Securities or the Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement (or issued or to be issued pursuant to employee stock option plans existing on the date of this Agreement)), without your prior written consent;
     (g) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;
     (h) To use its commercially reasonable efforts to list, subject to notice of issuance, the Warrant Shares issuable upon exercise of the Warrants issued with respect to the Series A Preferred Stock and the Common Shares on the New York Stock Exchange (the “Exchange”);
     (i) Not to be or become, at any time prior to the expiration of two years after the last Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;
     (j) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”; and
     (k) The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
     6.
     (a) The Company represents and agrees that, without the prior consent of Goldman, Sachs & Co., it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and Goldman, Sachs & Co., it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and Goldman, Sachs & Co. is listed on Schedule II(a) hereto;
     (b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and
     (c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to

Goldman, Sachs & Co. and, if requested by Goldman, Sachs & Co., will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein.
     7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and the Warrant Shares issuable upon exercise of the Warrants and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Warrant Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities and the Warrant Shares issuable upon exercise of the Warrants for offering and sale under state securities laws as provided in Section 5(c) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Securities on the Exchange; (v) the cost of preparing the Securities; (vi) the cost and charges of any transfer agent, Warrant Agent or registrar; (vii) any cost incurred in connection with the listing of the Warrant Shares issuable upon exercise of the Warrants; (viii) fees and expenses of the transfer agent for the Series A Preferred Stock and of the Warrant Agent; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.
     8. The obligations of the Underwriters hereunder, as to the Securities to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission;

and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
     (b) Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
     (c) Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, substantially in the form attached hereto as Annex I(a) and its negative assurance letter, dated such Time of Delivery, substantially in the form attached hereto as Annex I(b);
     (d) Lionel Sawyer & Collins LTD, Nevada counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, substantially in the form attached hereto as Annex I(c);
     (e) Leonel Alves’ Law Firm, Macau counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, substantially in the form attached hereto as Annex I(d);
     (f) Duane Morris LLP, Pennsylvania regulatory counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, substantially in the form attached hereto as Annex I(e);
     (g) Snell & Wilmer L.L.P., Nevada gaming counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, substantially in the form attached hereto as Annex I(f);
     (h) On the date of the Prospectus at a time prior to the execution of this Agreement, and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto;
     (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the member’s equity or capital stock, as applicable, increase in long-term debt (other than additional draws made under existing credit facilities) or any payment of or declaration to pay any dividends or other distribution with respect to the capital stock of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in this Agreement and in the Prospectus;

     (j) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;
     (k) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;
     (l) The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;
     (m) The Warrant Shares issuable upon exercise of the Warrants issued with respect to the Series A Preferred Stock and the Common Shares shall have been authorized for listing on the Exchange subject to official notice of issuance;
     (n) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each of the persons and entities listed on Schedule IV hereto, substantially in the form attached hereto as Annex III;
     (o) As a condition to any purchase of the Securities by the Underwriters, Sheldon G. Adelson and/or his affiliates shall have agreed, subject to certain conditions and approvals, to convert all of the Company’s 6.5% convertible senior notes due 2013 into approximately 86,363,636 shares of the Company’s common stock at a conversion price of $5.50 per share and shall have purchased 5,250,000 shares of the Series A Preferred Stock and warrants to purchase 87,500,175 shares of Common Stock pursuant to that certain Note Conversion and Securities Purchase Agreement, by and between the Company and the person listed on Schedule A thereto; and
     (p) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (i) of this Section and as to such other matters as you may reasonably request.
     9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act and approved or permitted by the Company, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company or any Underwriter through Goldman, Sachs & Co. expressly for use therein.
     (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to any such action or claim effected without its consent (which consent shall not be unreasonably withheld).
     (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
     (e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to any broker-dealer affiliate of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director or trustee of the Company and to each person, if any, who controls the Company within the meaning of the Act.
     10. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.
     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased exceeds one eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.
     12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.
     13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representative.
     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives, in care of Goldman, Sachs & Co., 85 Broad Street, 20th Floor, New York, New York 10004, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Prospectus, Attention: Office of the General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
     14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers, directors and trustees of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

     16. The Company acknowledges and agrees that (i) the issuance and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
     17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
     18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     19. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.
     21. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

     If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours, Las Vegas Sands Corp.
By:	/s/ William P. Weidner
	Name:	William P. Weidner
	Title:	President Chief Operating Officer and Secretary

Underwriting Agreement

Accepted as of the date hereof:
Goldman, Sachs & Co.
/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)
Underwriting Agreement

SCHEDULE I

Total Number of Units to be
Underwriter	Purchased
Goldman, Sachs & Co.	5,196,300
Total	5,196,300

	Total Number of Firm	Number of Optional
	Securities of the	Securities to be
	Common Shares to be	Purchased if Maximum
Underwriter	Purchased	Option Exercised
Goldman, Sachs & Co.	181,818,182	18,181,818
Total	181,818,182	18,181,818

SCHEDULE II
(a)	Issuer Free Writing Prospectus:

Pricing Term Sheet dated November 10, 2008, filed with the Commission on November 12, 2008.

(b)	Approved Documents Incorporated by Reference:

None.

27

SCHEDULE III
Pricing Term Sheet
[See attached]

28

SCHEDULE IV
Dr. Miriam Adelson
Bradley H. Stone
The Stone Crest Trust
William P. Weidner
Weidner Holdings, LLC
Robert G. Goldstein
The Robert and Sheryl Goldstein Trust
SC Goldstein Holdings, LLC
Scott D. Henry
Charles D. Forman
George P. Koo
Irwin A. Siegel
Irwin Chafetz
Andrew R. Heyer
Michael A. Leven
James L. Purcell

29

Annex I(a)
Form of Paul Weiss Opinion

Annex I(b)
Form of Paul Weiss Negative Assurance Letter

Annex I-2

Annex I(c)
Form of Nevada Opinion

Annex I-3

Annex I(d)
Form of Macau Opinion

Annex I-4

Annex I(d)
Form of Pennsylvania Regulatory Opinion

Annex I-5

Annex I(e)
Form of Nevada Gaming Opinion

Annex I-6

ANNEX II
Form of Letter of PricewaterhouseCoopers LLP to be Delivered at such Time of Delivery

Annex III
Form of Lock-Up Agreement
November 10, 2008
Goldman, Sachs & Co.
c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004
     Re: Las Vegas Sands Corp. — Lock-Up Agreement
Ladies and Gentlemen:
     The undersigned understands that you, as representative, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Las Vegas Sands Corp., a Nevada corporation (the “Company”), providing for a public offering of Series A cumulative perpetual preferred stock, liquidation preference $100 per share (the “Preferred Stock”), 5,196,300 warrants (the “Warrants”) to purchase an aggregate of approximately 86,605,173 shares of common stock, par value $0.001 per share (the “Common Stock”), and an aggregate of 181,818,182 shares of Common Stock of the Company (collectively, the “Securities”) pursuant to a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the “SEC”).
     In consideration of the agreement by the Underwriters to offer and sell the Securities, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the fourth paragraph of this agreement (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Preferred Stock or Common Stock of the Company, or securities convertible into, exchangeable for, or that represent the right to receive, shares of Preferred Stock or Common Stock of the Company (or any such substantially similar securities), whether now or hereinafter acquired (collectively the “Undersigned’s Shares”).
     The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such shares.
     The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for [90/365] days after the public offering date set forth on the final prospectus used to sell the Securities pursuant to the Underwriting Agreement.

     Notwithstanding the foregoing, the undersigned may make offers, sales, agreements to offer or sell, solicitations of offers to purchase, swaps, or other disposals of, or transactions in, any of the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any beneficiary of the undersigned or any trust, limited liability company, partnership or corporation for the direct or indirect benefit of the undersigned, a beneficiary of the undersigned or the immediate family of such undersigned or beneficiary, provided that such beneficiary of the undersigned, trust, limited liability company, partnership, corporation or immediate family member, as applicable, agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and provided further that in the event any such transfer shall trigger a filing with the SEC, the undersigned shall notify Goldman, Sachs & Co. upon making such filing, (iii) with the prior written consent of Goldman, Sachs & Co. on behalf of the Underwriters, or (iv) to any beneficiary of or estate of a beneficiary of the undersigned pursuant to a trust, will or other testamentary document or applicable laws of descent. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the Undersigned’s Shares to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value. For purposes of this Lock-Up Agreement, “immediate family” of an individual shall include his or her spouse, and the ancestors, siblings or issue of said individual, said spouse and said siblings and any relative by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated above in this paragraph, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.
     The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title: